Exhibit 10.3

THIRTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Thirteenth Amendment to Employment Agreement is made and entered into by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Robert M. Gans (“Executive”).

Recitals

A)	On September 20, 1994 an Employment Agreement was made and entered into by and between Executive and Employer’s Assignor, Price Enterprises, Inc.

B)	On April 11, 1996, Section 2.3 of the Employment Agreement was amended, such that Executive became entitled to three weeks paid vacation each year.

C)	On July 23 1996, Section 2.1 of the Employment Agreement was amended, such that Executive’s annual base salary was increased to $175,000.

D)	On April 28, 1997, Section 3.1 of the Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 1998.

E)	On August 29, 1997, the Employment Agreement and amendments thereto were assigned by Price Enterprises, Inc. to Employer.

F)	On September 2, 1997, Section 3.1 of the Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 2000.

G)	Effective October 1, 1999, Section 2.1 of the Employment Agreement was amended, such that Executive’s annual base salary was increased to $180,000.

H)	Effective July 18, 2000, Section 3.1 of the Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 2001.

I)	On September 26, 2001, Section 3.1 of the Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 2002.

J)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $200,000, effective as of September 1, 2001.

K)	On November 19, 2002, a Ninth Amendment to Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 2003.

L)	On January 22, 2003, a Tenth Amendment to Employment Agreement was amended, such that Executive’s annual base salary was increased to $210,000.

M)	On July 23, 2003, an Eleventh Amendment to Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 2004.

N)	On September 24, 2004, a Twelfth Amendment to Employment Agreement was amended, such that Executive’s employment term was extended to October 16, 2005.

O)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

Section	2.1 of the Agreement which provides:

2.1    Salary.    For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $210,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2005, to provide as follows:

2.1    Salary.    For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $250,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2)	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed on February 10, 2005 in San Diego, California.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

Robert M. Gans	By: /s/ Robert E. Price

/s/ Robert M. Gans	Name: Robert E. Price

Its: CEO